EXHIBIT 5
[LETTERHEAD OF HORGAN, ROSEN, BECKHAM & COREN, L.L.P.]
February 6, 2006
FCB Bancorp
1100 Paseo Camarillo
Camarillo, California 93010
RE: Registration Statement on Form S-1 of FCB Bancorp
Dear Gentlemen:
     We have acted as counsel to FCB Bancorp, a California corporation (the “Company”), in connection with the preparation of a registration statement on Form S-1 (File No. 333-130760) and all amendments thereto (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale by the selling shareholders of up to 1,115,000 shares (the “Shares”) of common stock, no par value, of the Company. The Shares are being registered pursuant to the Registration Rights Agreement, dated September 30, 2005, by and among the Company and each of the purchasers of Shares listed therein, a copy of which has been filed as Exhibit 10.11 to the Company’s Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-126401) filed with the Securities and Exchange Commission on September 1, 2005.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     We, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of the opinion set forth below.
     Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.
     The foregoing opinion is limited to the Federal Laws of the United States and the laws of the State of California and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” contained therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Horgan, Rosen, Beckham & Coren, L.L.P.
Horgan, Rosen, Beckham & Coren, L.L.P.